Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
November 14, 2005
We hereby consent to the use in Form S-1/A Amendment No. 5 of our audit report dated December 8, 2004, relating to the financial statements of Electronic Defense Technology, LLC for its fiscal years ended December 31, 2003 and 2002 and our audit report dated April 19, 2005, relating to the financial statements of Electronic Defense Technology, LLC, as of September 24, 2004 and for the period from January 1, 2004 to September 24, 2004.

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC
Denver, CO